Exhibit 99.3

EMRISE Corporation

Unaudited Pro Forma Financial Statements

The following unaudited pro forma consolidated financial statements give effect to the terms of the Stock Purchase Agreement (“Purchase Agreement”) in the sale of Advanced Control Components (“ACC”) and Custom Components, Inc. (“CCI”) to the Buyer (the “ACC Transaction”), the repayment of debt and the issuance of stock and are based on our unaudited consolidated financial statements for the quarters ended June 30, 2010 and 2009 and the related notes, certain estimates, adjustments and assumptions that management believes to be reasonable.  The unaudited pro forma consolidated statements of operations for the quarters ended June 30, 2010 and 2009, respectively, are presented as if the ACC Transaction and the debt repayment were completed as of January 1, 2009 and the unaudited pro forma consolidated balance sheet as of June 30, 2010 is presented as if the ACC Transaction, the debt repayment and the stock issuance were consummated at June 30, 2010.

The unaudited pro forma consolidated financial statements include adjustments to reflect the effects of the ACC Transaction, the repayment of debt to the Lender under terms of our Credit Agreement and repayment of debt to the former sellers of ACC.  These adjustments include the effects of cash proceeds of $20,000,000 (reduced by $0.8 million for working capital adjustments and $0.8 million to be placed in an escrow account to satisfy any indemnification claims), the repayment of debt obligations to both the Lender and former sellers of ACC and the impact of the ACC Transaction on the line items of the financial statements.  The unaudited pro forma consolidated financial statements do not give effect to our receipt of any portion of the $0.8 million in escrow funds that may be payable to us pursuant to the terms of the Purchase Agreement in the future.  In addition, the unaudited pro forma consolidated financial statements do not give effect to any adjustments that are unknown to us at this time or that may arise subsequent to the sale being is finalized.

Pro forma information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations.  The adjustments made to historical financial information give effect to events that are directly attributable to the ACC Transaction, the debt repayment and the stock issuance, factually supportable, and expected to have a continuing impact.  The unaudited pro forma financial statements are prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma consolidated financial statements set forth below are not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the ACC Transaction, the debt repayment and the issuance of stock will not differ significantly from those presented below.  Accordingly, the unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the ACC Transaction, repayment of debt and issuance of stock occurred on the dates indicated, nor are they indicative of our future financial position or results of operations.  Therefore, the unaudited consolidated pro forma financial statements set forth below should be reviewed with caution.

EMRISE Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Quarters Ended June 30, 2010 and 2009

(in thousands except share and per share amounts)

	Three Months Ended				Three Months Ended
	June 30, 2010				June 30, 2009
	Historical				Historical
	EMRISE	Pro Forma			EMRISE	Pro Forma
	As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Pro Forma

Net Sales	$6,474			$6,474	$8,189			$8,189
Cost of Sales	4,533			4,533	5,527			5,527
Gross profit	1,941	—		1,941	2,662	—		2,662

Operating expenses:
Selling, general and administrative	2,566			2,566	2,905			2,905
Engineering and product development	402			402	470			470
Total operating expenses	2,968	—		2,968	3,375	—		3,375
Loss from operations	(1,027)	—		(1,027)	(713)	—		(713)

Other income (expense):
Interest income	32	—		32	23	—		23
Interest expense	(746)	602	(A)	(144)	(779)	(1,443	)(A)	(2,222)
Other, net	147	—		147	201	—		201
Total other income (expense), net	(567)	602		35	(555)	(1,443)		(1,998)

Loss before income taxes	(1,594)	602		(992)	(1,268)	(1,443)		(2,711)
Income tax provision	(303)	343	(B)	40	125	150	(B)	275
(Loss) income from continuing operations	(1,291)	259		(1,032)	(1,393)	(1,593)		(2,986)

Loss per share from continuing operations:
Basic	$(0.13)	$—		$(0.10)	$(0.14)	$—		$(0.28)
Diluted	$(0.13)	$—		$(0.10)	$(0.14)	$—		$(0.28)

Weighted average shares outstanding
Basic	10,213	418	(C)	10,631	10,205	418	(C)	10,623
Diluted	10,213	418	(C)	10,631	10,205	418	(C)	10,623

EMRISE Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2010 and 2009

(in thousands except share and per share amounts)

	Six Months Ended				Six Months Ended
	June 30, 2010				June 30, 2009
	Historical				Historical
	EMRISE	Pro Forma			EMRISE	Pro Forma
	As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Pro Forma

Net Sales	$13,566			$13,566	$16,710			$16,710
Cost of Sales	9,674			9,674	11,071			11,071
Gross profit	3,892	—		3,892	5,639	—		5,639

Operating expenses:
Selling, general and administrative	5,099			5,099	5,922			5,922
Engineering and product development	925			925	839			839
Total operating expenses	6,024	—		6,024	6,761	—		6,761
Loss from operations	(2,132)	—		(2,132)	(1,122)	—		(1,122)

Other income (expense):
Interest income	47	—		47	69	—		69
Interest expense	(1,570)	1,337	(A)	(233)	(2,324)	(693	)(A)	(3,017)
Other, net	291	—		291	159	—		159
Total other income (expense), net	(1,232)	1,337		105	(2,096)	(693)		(2,789)

Loss before income taxes	(3,364)	1,337		(2,027)	(3,218)	(693)		(3,911)
Income tax provision	(439)	493		54	275	—		275
Loss from continuing operations	(2,925)	844		(2,081)	(3,493)	(693)		(4,186)

Loss per share from continuing operations:
Basic	$(0.29)	$—		$(0.20)	$(0.34)	$—		$(0.39)
Diluted	$(0.29)	$—		$(0.20)	$(0.34)	$—		$(0.39)

Weighted average shares outstanding
Basic	10,213	418	(C)	10,631	10,205	418	(C)	10,623
Diluted	10,213	418	(C)	10,631	10,205	418	(C)	10,623

EMRISE Corporation

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2010

(in thousands, except share amounts)

	As of June 30, 2010
	Historical	(D)
	EMRISE	Sale of		Pro Forma
	As Reported	ACC/CCI		Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,987			$3,106	(E)	$5,093
Accounts receivable, net	4,228					4,228
Inventories, net	7,203					7,203
Current deferred tax assets	117					117
Prepaid and other current assets	771			—		771
Current assets of discontinued and held for sale operations	5,935	(5,935)		—		—
Total current assets	20,241	(5,935)		3,106		17,412

Property, plant and equipment, net	784					784
Goodwill	3,484					3,484
Intangible assets other than goodwill, net	1,040					1,040
Deferred tax assets	500					500
Other assets	88					88
Noncurrent assets of discontinued and held for sale operations	18,040	(18,040)		—		—
Total assets	$44,177	$(23,975)		$3,106		$23,308

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,064					$3,064
Accrued expenses	4,102			(115	)(F)	3,987
Line of credit	3,556			(3,556	)(G)	—
Current portion of long-term debt, net of discount	7,569			(6,447	)(H)	1,122
Notes payable to stockholders, current portion	179					179
Income taxes payable	289					289
Other current liabilities	356					356
Current liabilities of discontinued and held for sale operations	6,619	(6,619)		—		—
Total current liabilities	25,734	(6,619)		(10,118)		8,997

Long-term debt	2,883					2,883
Deferred income taxes	315	—				315
Other liabilities	1,386	—				1,386
Noncurrent liabilities of discontinued and held for sale operations	1,175	(1,175)		—		—
Total liabilities	31,493	(7,794)		(10,118)		13,581

Commitments and contingencies

Stockholders’ equity:
Preferred stock,$0.01 par value. Authorized 10,000,000 shares, zero shares issued and outstanding	—	—		—		—
Common stock,$0.0033 par value. Authorized 150,000,000 shares; 10,213,214 shares issued and outstanding	126	—		1	(I)	127
Additional paid-in capital	43,554	—		449	(I)	44,003
Accumulated deficit	(28,333)	(16,181	)(J)	12,774	(J)	(31,740)
Accumulated other comprehensive loss	(2,663)	—		—		(2,663)
Total stockholders’ equity	12,684	(16,181)		13,224		9,727
Total liabilities and stockholders’ equity	$44,177	$(23,975)		$3,106		$23,308

EMRISE Corporation

Notes to Unaudited Pro Forma

Financial Statements

Description of Transaction and Basis of Presentation

The historical information in the Unaudited Pro Forma Financial Statements is derived from our unaudited consolidated financial statements for the quarters ended June 30, 2010 and 2009 and the related notes.  The Unaudited Pro Forma Consolidated Statements of Operations for the quarters ended June 30, 2010 and 2009 and the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010 are presented to illustrate the estimated effects of the ACC Transaction on EMRISE had the ACC Transaction occurred on January 1, 2009 for purposes of the Unaudited Pro Forma Consolidated Statements of Operations and at June 30, 2010 for purposes of the Unaudited Pro Forma Consolidated Balance Sheet including, but not limited to, the following:

•                  Approximately $13.3 million of proceeds from the transaction will be used to pay down all of the Company’s revolver with its principal lender, a significant portion of its term debt with the same lender and a portion of the Company’s obligations to the previous owners of ACC.  The Company anticipates retaining approximately $3.8 million in long term debt payable to both its current lender and the previous owners of ACC, all of which has a maturity of at least two years or longer; and

•                  Each of the other Pro Forma Adjustments described in the notes below.

The Unaudited Pro Forma Consolidated Financial Statements do not give effect to our receipt of any portion of the $0.8 million escrow accounts that may be payable to us pursuant to the terms of the Purchase Agreement.

Pro Forma Adjustments

Pro forma information is intended to reflect the impact of the ACC Transaction on our historical financial position and results of operations through adjustments that are directly attributable to the ACC Transaction, factually supportable and expected to have a continuing impact.  These Unaudited Pro Forma Consolidated Financial Statements reflect the adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations and financial position set forth above.

(A)

The adjustments represent interest expense that was recorded during the periods presented that related to the debt to be paid down as part of the ACC Transaction. These amounts include interest on the revolver and term debt owed to our lender. Additionally, these amounts include amortization of deferred financing costs and debt discount recorded during the periods presented, which related to the revolver and term debt.

(B)

The Company previously recorded a tax benefit on domestic losses in continuing operations that were recognized for accounting purposes due to domestic income reported within discontinued operations.  As a result of the ACC Transaction, discontinued operations is not present and, thus the amount represents the reversal of the tax benefit recorded.

(C)	The amount represents the number of shares issued to one of the previous owners of ACC.

(D)

As of June 30, 2010, ACC was classified as held for sale in the Quarterly Report on Form 10-Q.  The amounts in the June 30, 2010 Unaudited Pro Forma Balance Sheet reflect the amounts associated with the ACC assets that were held for sale, which would not be in the EMRISE balance sheet if ACC had been sold at that date.

(E)	The following table reflects the components of the ACC transaction on cash and cash equivalents:

Proceeds from the sale of ACC (less escrow)	$18,400
Less cash outflows:
repayment of revolving credit facility	(3,556)
repayment of term loans	(6,447)
repayment of obligations due to former ACC sellers	(3,296)
costs associated with sale	(1,880)
accrued interest on obligations	(115)
Pro forma adjustment to cash and cash equivalents	$3,106

(F)	The amount represents the payment of interest accrued on the existing credit facility and term loans.

(G)	The amounts represent the repayment of the revolving credit facility in full.

(H)	The amount represents the repayment of all but $1 million o f the term loans.

(I)	The amount represents the value allocated to the shares issued to one of the previous owners of ACC.

(J)	The amount represents adjustments associated with the sale of ACC and repayment of debt obligations with proceeds from the sale.